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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
PRG-Schultz International, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-64125, 333-08707, 333-30885, 333-61578, 333-81168 and 333-100817) on
Form S-8 of PRG-Schultz International, Inc. and subsidiaries of our report dated March 17, 2006 with respect to the consolidated balance sheets of PRG-Schultz International, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2005, and related financial statement schedule, and our report dated March 17, 2006 with respect to management's assessment of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of PRG-Schultz International, Inc.

Our report dated March 17, 2006 with respect to the consolidated balance sheets of PRG-Schultz International, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2005, and related financial statement schedule, contains an explanatory paragraph regarding matters that raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements and related financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.

Our report dated March 17, 2006, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, expresses our opinion that PRG-Schultz International, Inc. and subsidiaries did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the Company identified material weaknesses relating to company level controls and internal controls over revenue recognition.

/s/ KPMG LLP

Atlanta, Georgia
March 17, 2006